UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Beneficient

(Exact Name of Registrant as Specified in Its Charter)

Nevada	72-1573705
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

325 N. Saint Paul Street, Suite 4850 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Class A common stock, par value $0.001 per share	Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock and one share of Series A convertible preferred stock, par value $0.001 per share	Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-268741

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are (i) the shares of Class A common stock, par value $0.001 per share (the “Class A common stock”) of Beneficient, a Nevada corporation (the “Company”), and (ii) warrants to purchase shares of Class A common stock and Series A convertible preferred stock (the “Warrants”) of Beneficient. The description of the Class A common stock and the Warrants set forth under the heading “Description of Securities of Beneficient” in the final prospectus and definitive proxy statement, dated May 12, 2023, filed with the Securities and Exchange Commission on May 12, 2023 and forming a part of the Company’s registration statement on Form S-4 (File No. 333-268741) (the “Registration Statement”) to which this Form 8-A relates, is incorporated by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

BENEFICIENT

By:	/s/ Brad K. Heppner
Name:	Brad K. Heppner
Title:	Chief Executive Officer and Chairman of the Board

Date: June 7, 2023